SCHEDULE 2

                       WORLDWIDE NETWORK OF SUBCUSTODIANS


COUNTRY                         SUBCUSTODIAN

Argentina                       Citibank, N.A.
Australia                       National Australia Bank Limited
Austria                         UniCredit Bank Austria AG
Bahrain                         HSBC Bank Middle East Limited
Bangladesh                      The Hongkong and Shanghai Banking
Corporation, Limited
Belgium                         ING Belgium SA/NV
Benin                           Societe Generale de Banques en Cote
d'lvoire
Bermuda                         Butterfield Trust Bermuda Limited
Botswana                        Barclays Bank of Botswana Ltd.
Brazil                          Citibank, N.A.
Bulgaria                        ING Bank N.V.
Burkina Faso                    Societe Generale de Banques en Cote
d'lvoire
Canada                          CIBC Mellow Trust Company
Cayman Islands                  The Bank of New York New York
Channel Islands                 The Bank of New York London
Chile                           Citibank, N.A.
Chile                           Banco de Chile
China (Shanghai and Shenzhen)   HSBC Bank (China) Company
Limited
Colombia                        Cititrust Colombia S.A.
Costa Rica                      Banco BCT
Croatia                         Privredna banka Zabreb d.d.
Cyprus                          BNP Paribas Securities Services
Czech Republic                  ING Bank N.V.
Denmark                         Danske Bank A/S
Ecuador                         Banco de la Produccion SA
Egypt                           Citibank, N.A.
Estonia                         Hansabank, Ltd.
Euromarket                      Clearstream Banking Luxembourg S.A.
Euromarket                      Euroclear Bank
Finland                         Skandinaviska Enskilda Banken AB
(publ) Helsinki Branch
France                          BNP Paribas Securities Services
France                          CACEIS
Germany                         BHF-Bank AG
Ghana                           Barclays Bank of Ghana Ltd.
Greece                          BNP Paribas Securities Services
Guinea Bissau                   Societe Generale de Banques en Cote
d'lvoire
Hong Kong                       The Hongkong and Shanghai Banking
Corporation, Limited
Hungary                         ING Bank Zrt.
Iceland                         New Landsbanki Islands hf
India                           Deutsche Bank AG
India                           The Hongkong and Shanghai Banking
Corporation, Limited
Indonesia                       The Hongkong and Shanghai Banking
Corporation, Limited

COUNTRY                         SUBCUSTODIAN

Ireland                         The Bank of New York Mellon, London
Israel                          Bank Hapoalim B.M.
Italy                           Intesa Sanpaolo S.p.A
Ivory Coast                     Societe Generale de Banques en Cote
d'lvoire - Abidjian
Japan                           The Bank of Tokyo-Mitsubishi UFJ Ltd.
Japan                           Mizuho Corporate Bank, Limited
Jordan                          HSBC Bank Middle East Limited
Kazakhstan                      The Hongkong and Shanghai Banking
Corporation Limited
Kenya                           Barclays Bank of Kenya Limited
Kuwait                          HSBC Bank Middle East Ltd.
Latvia                          Hansabanka Limited
Lebanon                         HSBC Bank Middle East Limited
Lithuania                       SEB Bankas AB
Luxembourg                      Banque et Caisse d'Epargne de l'Etat
Malaysia                        HSBC Bank Malaysia Berhad
Mali                            Societe Generale de Banques en Cote
d'lvoire
Malta                           HSBC Bank Malta plc
Mauritius                       The Hongkong and Shanghai Banking
Corporation Limited
Mexico                          Banco Nacional de Mexico
Morocco                         Citibank Maghreb
Namibia                         Standard Bank Namibia Ltd.
Netherlands                     BNY Mellon Asset Servicing B.V.
New Zealand                     National Australia Bank
Niger                           Societe Generale de Banques en Cote
d'lvoire
Nigeria                         Stanbic IBTC Bank Plc
Norway                          DnB NOR Bank ASA
Oman                            HSBC Bank Middle East Limited
Pakistan                        Deutsche Bank AG Karachi.
Palestinian Autonomous Area     HSBC Bank Middle East,
Ramallah
Panama                          HSBC Bank (Panama) S.A.
Peru                            Citibank del Peru
Philippines                     The Hongkong and Shanghai Banking
Corporation, Limited
Poland                          ING Bank Slaski
Portugal                        Banco Comercial Portugues, S.A.
Qatar                           HSBC Bank Middle East Limited, Doha
Romania                         ING Bank N.V.
Russia                          ING Bank (Eurasia) ZAO
Russia                          Vneshtorgbanke (MinFin Bonds only)
Saudi Arabia                    SABB Securities Limited
Senegal                         Societe Generale de Banques en Cote
d'lvoire
Serbia                          Bank Austria Creditanstalt AG -
Vienna
Singapore                       United Overseas Bank Limited
Singapore                       DBS Bank Ltd.
Slovak Republic                 ING Bank N.V.
Slovenia                        UniCredit Banka Slovenia d.d.
South Africa                    Standard Bank

COUNTRY                         SUBCUSTODIAN

South Korea                     The Hongkong and Shanghai Banking
Corporation, Limited
Spain                           Banco Bilbao Vizcaya Argentaria S.A.
Spain                           Santander Investment Services, S.A.
Sri Lanka                       The Hongkong and Shanghai Banking
Corporation, Limited
Swaziland                       Standard Bank Swaziland Limited
Sweden                          Skandinaviska Enskilda Banken
Switzerland                     Credit Suisse, Zurich
Taiwan                          The Hongkong and Shanghai Banking
Corporation, Limited
Thailand                        The Hongkong and Shanghai Banking
Corporation, Limited/
Thailand                        Bangkok Bank Public Company Ltd.
Togo                            Societe Generale de Banques en Cote
d'lvoire
Trinidad & Tobago               Republic Bank Limited
Tunisia                         Banque Internationale Arabe de
Tunisie
Turkey                          Deutsche Bank NA
Ukraine                         ING Bank Ukraine
United Arab Emirates            HSBC Bank Middle East Limited, Dubai
United Kingdom                  The Bank of New York Mellon
United Kingdom                  Deutsche Bank AG (The Depository &
Clearing Centre)
United States                   The Bank of New York Mellon
Uruguay                         Banco Itau Uruguay S.A.
Venezuela                       Citibank, N.A.
Vietnam                         The Hongkong and Shanghai Banking
Corporation, Limited
Zambia                          Barclays Bank of Zambia Limited
Zimbabwe                        Barclays Bank of Zimbabwe Limited